Exhibit 99.1

FOR IMMEDIATE RELEASE:  March 9, 2017

Aspen Group Reports 73% Revenue Growth and Second Consecutive Quarter of Positive Net Income in Fiscal 2017 Third Quarter

Company Raises FY’18 CAGR Organic Guidance to Over 60%,

825 New Student Enrollments Drive Record Gross Profits

NEW YORK, NY –March 9, 2017 - Aspen Group, Inc. (OTCQB: ASPU) (“Aspen”), a post-secondary education company, today announced financial results for its 2017 fiscal third quarter ended January 31, 2017. The Company will host a conference call to discuss its financial results on Thursday, March 9, 2017, at 4:30 p.m. (ET).

“Given we’ve delivered new student enrollment records the past four quarters, and expect to continue that trend in our current quarter, we are now comfortable raising our CAGR organic guidance for the fiscal year’s 2017 and 2018 from over 50% to over 60%” said Chairman & CEO, Michael Mathews.  “The unit economics of our business model are so strong that our gross profits this quarter were approximately $92,000 higher than our revenues were in the quarter a year ago,” continued Mathews.

Fiscal 2017 Third Quarter Highlights:

•

Revenue totaled $3,735,626, an increase of 73% as compared to the same period the prior year;

•

GAAP Gross Profit totaled $2,256,198, a 119% increase as compared to the same period the prior year;

•

Operating Income totaled $85,694 or 2% margin, representing a $727,919 improvement from the comparable prior year period;

•

Net Income applicable to shareholders of $7,377, representing an improvement of $682,341 from the same period the prior year;

•

EBITDA, a non-GAAP financial measure, totaled $218,420 or 6% margin, a 145% improvement from the comparable prior year period;

•

Adjusted EBITDA, a non-GAAP financial measure, totaled $461,727 or 12% margin, a 361% improvement from the comparable prior year period;

•

Aspen set a quarterly enrollment record in the third quarter with 825 new student enrollments, as compared to 550 new student enrollments in the prior year, an increase of 50% year-over-year.

Fiscal 2017 Third Quarter Financial Results:

For the third quarter, revenues increased 73% to $3,735,626 as compared to $2,164,031 for the same period the prior year.

GAAP Gross Profit increased to $2,256,198 or 60% gross margin. The 60% GAAP gross margin result represents a 1,200 basis point improvement year-over-year, based on instructional costs and marketing costs rising year-over-year by a total of only 38% and 35%, respectively.

General and Administrative costs were $2,133,074 as compared to $1,659,133 for the same period the prior year, an increase of $473,941 or 29%. From a sequential perspective, General and Administrative costs rose by $213,421 primarily as a result of Aspen increasing its headcount in its enrollment center from 31 to 40 at the end of January, a quarter earlier than forecasted. The increase occurred as a result of hiring opportunities existing in the Scottsdale, Arizona area where Aspen’s enrollment center is located.

Operating income was $85,694 or 2% margin, representing a $727,919 improvement from the comparable prior year period. Cash used from operations for nine months ended January 31, 2017 was ($99,042) an improvement of $1,260,759, or 93% from the comparable prior year period.

Net Income applicable to shareholders was $7,377, representing a $682,341 improvement from the comparable prior year period. EBITDA, a non-GAAP financial measure, was $218,420 or 6% margin, a 145% improvement from the comparable prior year period. Adjusted EBITDA, a non-GAAP financial measure, was $461,727 or 12% margin, a 361% improvement from the comparable prior year period.

	For the
	Three Months Ended
	January 31,
	2017	2016

Revenues	$3,735,626	$2,164,031

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,359,131	995,526
General and administrative	2,133,074	1,659,133
Program review expense	25,000	—
Depreciation and amortization	132,727	151,597
Total operating expenses	3,624,932	2,806,256

Operating income (loss) from operations	85,694	(642,225)

Other income (expense):
Other income	1,684	1,414
Interest expense	(80,001)	(34,153)
Total other expense, net	(78,317)	(32,739)

Income (loss) from operations before income taxes	7,377	(674,964)

Income tax expense (benefit)	—	—

Net income (loss)	$7,377	$(674,964)

The following table presents a reconciliation of EBITDA and Adjusted EBITDA, non-GAAP financial measures, to Net Income (Loss):

	For the Quarters Ended
	January 31,
	2017	2016
Net income (loss)	$7,377	$(674,964)
Interest Expense, net of interest income	78,316	32,739
Depreciation & Amortization	132,727	151,597
EBITDA (loss)	218,420	(490,628)
Bad Debt Expense	—	71,489

Non-recurring Expenses	146,809	147,681
Stock-based compensation	96,498	94,670
Adjusted EBITDA (loss)	$461,727	$(176,788)

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its January 31, 2017 fiscal year 2017 third quarter financial results and business outlook on Thursday, March 9, 2017, at 4:30 p.m. (ET). The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international).  Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu.

About Aspen Group, Inc.:

Aspen Group, Inc. is a post-secondary education company. Aspen University’s mission is to offer any motivated college-worthy student the opportunity to receive a high quality, responsibly priced distance-learning education for the purpose of achieving sustainable economic and social benefits for themselves and their families. Aspen is dedicated to providing the highest quality education experiences taught by top-tier faculty - 57% of our faculty hold doctoral degrees. To learn more about Aspen, visit www.aspen.edu.

* Non-GAAP – Financial Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income, operating income, and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Aspen Group nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. The line identified as ‘non-recurring and other expenses’ includes non-recurring expenses and other expenses which do not reflect the core nature of our operations. We believe that both management and shareholders benefit from referring to the following non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison.  Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

Aspen Group defines Adjusted EBITDA as earnings (or loss) from continuing operations before the items in the table above. Aspen Group excludes these expenses because they are non-cash or non-recurring in nature or otherwise not reflective of our core business.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Aspen Group and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements including our forecasted annual growth rate and our student growth rate. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include a change in the effectiveness of our marketing to the nursing sector and changes by our students in the average rate of courses they attend during a period.  Further information on our risk factors is contained in our filings with the SEC, including our Form 10-K for the year ended April 30, 2017.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159